Exhibit 99.2

Exhibit 99.2

NYMEX HOLDINGS, INC.

NEW YORK MERCANTILE EXCHANGE

SUBMIT YOUR PROXY VIA THE INTERNET OR BY TELEPHONE

Dear Stockholder:

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.

NYMEX Holdings, Inc. encourages you to submit your proxy electronically via the Internet or by telephone, both of which are available 24 hours per day, seven days per week. If you submit your proxy by Internet or telephone, you do NOT need to mail your proxy card.

To submit your proxy electronically via the Internet, go to the Website: http://www.cesvote.com and follow the prompts. You must use the control number printed in the box by the arrow on the reverse side of this card.

To submit your proxy by telephone, use a touch-tone telephone and call 1-888-693-8683. You must use the control number printed in the box by the arrow on the reverse side of this card.

If you have any questions or need assistance in voting, please call D. F. King & Co., Inc., which is assisting NYMEX Holdings, Inc., toll-free at 1-800-758-5378 or collect at 1-212-269-5550.

Thank you for your prompt attention to this request.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION USING THE ENCLOSED ENVELOPE.

NYMEX HOLDINGS, INC. SPECIAL MEETING PROXY CARD

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION

IS GIVEN, THIS PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

FOR AGAINST ABSTAIN

1. To adopt the Agreement and Plan of Merger, dated as of March 17, 2008, and as amended as of June 30, 2008 and July 18, 2008, among CME Group Inc., CMEG NY Inc., NYMEX Holdings and New York Mercantile Exchange, Inc., and as the same may be further amended from time to time (the “Merger Agreement”), pursuant to which NYMEX Holdings will merge with and into CMEG NY Inc.

2. To adjourn the Special Meeting to solicit additional proxies in favor of the proposal to adopt the Merger Agreement.

IN THEIR DISCRETION, THE PROXIES NAMED ON THE REVERSE SIDE OF THIS CARD ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

(Continued, and please sign on reverse side.)

NYMEX HOLDINGS, INC.

NEW YORK MERCANTILE EXCHANGE

, VOTE BY INTERNET WWW.CESVOTE.COM

Use the Internet to submit your proxy until 6:00 a.m., New York time, on the morning of the Special Meeting, August 18, 2008. Have your proxy card in hand when you access the website listed above and follow the instructions provided.

VOTE BY TELEPHONE 1-888-693-8683

Use any touch-tone telephone to submit your proxy until 6:00 a.m., New York time, on the morning of the Special Meeting, August 18, 2008. Have your proxy card in hand when you call and follow the instructions provided.

VOTE BY MAIL

Please mark, sign, date and promptly mail your proxy card using the postage-paid envelope provided or return your proxy card to: NYMEX Holdings, Inc., c/o Corporate Election Services, PO Box 3230, Pittsburgh PA 15230 to ensure that your vote is received prior to the Special Meeting on August 18, 2008.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683,

Vote by Internet Access the Website and submit your proxy: www.cesvote.com,

Vote by Mail Sign and return your proxy in the postage-paid envelope provided.

Control Number ,

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION,

MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION USING THE ENCLOSED ENVELOPE. ,

NYMEX HOLDINGS, INC., , SPECIAL MEETING PROXY CARD

This proxy is being solicited on behalf of the Board of Directors of NYMEX Holdings, Inc. (“NYMEX Holdings”).

I hereby constitute and appoint Donna Talamo, Christopher Bowen and Richard Kerschner, and any of them, with full power of substitution, as my proxy or proxies, to appear for me in my name, place and stead to cast in accordance with my proxy card all shares held by the undersigned at the Special Meeting of Stockholders of NYMEX Holdings (the “Special Meeting”) to be held on August 18, 2008, and at any adjournment thereof.

MY PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, MY SIGNED PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2, BOTH OF WHICH ARE LISTED ON THE REVERSE SIDE. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING AND UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

2008 Stockholder Sign Here, , Date,

2008 Stockholder (Joint Owner) Sign Here, , Date,

Please sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee, guardian or custodian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.